Exhibit 10.5

EXECUTION VERSION

July 12, 2020

Churchill Capital Corp III
640 Fifth Avenue, 12th Floor
New York, NY 10019

(212) 380-7500

Re:	Sponsor Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Churchill Capital Corp III, a Delaware corporation (“Acquiror”), Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”), Polaris Parent Corp., a Delaware corporation (“Parent”, and collectively with Holdings, the “Company”) and the other parties thereto (the “Merger Agreement”) and hereby amends and restates in its entirety that certain letter, dated February 13, 2020, from Churchill Sponsor III LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of Acquiror’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) to Acquiror (the “Prior Letter Agreement”). Certain capitalized terms used herein are defined in paragraph 10 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor and each of the Insiders, hereby severally (and not jointly and severally) agrees with Acquiror and, at all times prior to any valid termination of the Merger Agreement, the Company as follows:

1.            The Sponsor and each Insider hereby unconditionally and irrevocably agrees: (i) that at any duly called meeting of the stockholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Acquiror requested by Acquiror’s board of directors or undertaken as contemplated by the Transactions, the Sponsor and each such Insider shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her shares of Capital Stock to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its, his or her shares of Capital Stock (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Acquiror contained in the Merger Agreement, (c) in favor of any other proposals set forth in Acquiror’s proxy statement to be filed by Acquiror with the SEC relating to the Transactions (including any proxy supplements thereto, the “Proxy Statement”), (d) for any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes for approval of the Merger Agreement and any other proposals related thereto as set forth in the Proxy Statement on the dates on which such meetings are held or (2) the closing condition in Section 10.03(c) of the Merger Agreement has not been satisfied, and (e) except as set forth in the Proxy Statement, against the following actions or proposals: (1) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; and (2) (A) any change in the present capitalization of Acquiror or any amendment of the Certificate of Incorporation, except to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Acquiror’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor or such Insider under this Sponsor Agreement, or (D) any other action or proposal involving Acquiror or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions and (ii) not to redeem, elect to redeem or tender or submit any of its shares of Common Stock owned by it, him or her for redemption in connection with such stockholder approval or proposed Business Combination, or in connection with any vote to amend Acquiror’s Charter (as defined below). Prior to any valid termination of the Merger Agreement, (x) the Sponsor and each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein, and (y) the Sponsor and each Insider shall be bound by and comply with Sections 9.03 (Exclusivity) and 9.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Person were a signatory to the Merger Agreement with respect to such provisions. If Acquiror seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any shares of Capital Stock owned by it, him or her in connection therewith. The obligations of the Sponsor and the Insiders specified in this paragraph 1 shall apply whether or not the Mergers, any of the Transactions or any action described above is recommend by Acquiror’s board of directors.

2.            The Sponsor and each Insider hereby agrees that in the event that Acquiror fails to consummate a Business Combination by February 19, 2022 (or May 19, 2022 if Acquiror has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination before February 19, 2022), or such later period approved by Acquiror’s stockholders in accordance with Acquiror’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause Acquiror to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of amounts withdrawn to fund Acquiror’s working capital requirements, subject to an annual limit of $1,000,000, and/or to pay Acquiror’s taxes (“Permitted Withdrawals”)) and less up to $100,000 of interest to pay dissolution expenses)), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Acquiror’s remaining stockholders and Acquiror’s board of directors, dissolve and liquidate, subject in each case to Acquiror’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree to not propose any amendment to the Charter that would modify the substance or timing of Acquiror’s obligation to redeem 100% of the Offering Shares if Acquiror does not complete a Business Combination within the required time period set forth in the Charter or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless Acquiror provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of Permitted Withdrawals), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Acquiror as a result of any liquidation of Acquiror with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waive, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by Acquiror to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective Affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Acquiror fails to consummate a Business Combination within the time period set forth in the Charter).

3.            Without limiting their obligations under paragraph 6 below or pursuant to the Investor Rights Agreement, during the period commencing on the date hereof and ending on the earlier of (a) the valid termination of the Merger Agreement or (b) the Closing, the Sponsor and each Insider shall not, without the prior written consent of the Company, Transfer any Units, shares of Capital Stock, warrants (each, a “Warrant”) to purchase shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her. In the event that (i) any shares of Capital Stock, Warrants or other equity securities of Acquiror are issued to the Sponsor or any Insider after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Capital Stock of, on or affecting the shares of Capital Stock owned by the Sponsor or any Insider or otherwise, (ii) the Sponsor or any Insider purchases or otherwise acquires beneficial ownership of any shares of Capital Stock, Warrants or other equity securities of Acquiror after the date hereof or (iii) the Sponsor or any Insider acquires the right to vote or share in the voting of any shares of Capital Stock, Warrants or other equity securities of Acquiror after the date hereof (such shares of Capital Stock, Warrants or other equity securities of Acquiror described in clauses (i), (ii) and (iii), the “New Shares”), then such New Shares acquired or purchased by the Sponsor or any Insider shall be subject to the terms of this paragraph 3 and paragraph 1 above to the same extent as if they constituted the Capital Stock or Warrants owned by the Sponsor or any Insider as of the date hereof.

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor or any other Insider) agrees to indemnify and hold harmless Acquiror against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Acquiror may become subject as a result of any claim by (i) any third party for services rendered or products sold to Acquiror or (ii) any prospective target business with which Acquiror has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of Acquiror by the Sponsor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets less Permitted Withdrawals, (y) shall not apply to any claims by a third party (including a Target) that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under Acquiror’s indemnity of Citigroup Global Markets Inc. (the “Representative”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Acquiror if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies Acquiror in writing that it shall undertake such defense. For the avoidance of doubt, none of Acquiror’s officers or directors will indemnify Acquiror for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

5.            The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Representative, Acquiror and, prior to any valid termination of the Merger Agreement, the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), 6(c), 6(d), 8 and 12, as applicable, of this Sponsor Agreement (with respect to the Representative, only such provisions as were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.             (a)           In the event that (i) the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of Acquiror’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Acquiror’s initial Business Combination or (y) the date on which Acquiror completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Acquiror’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) the Closing does occur, the Sponsor and each Insider agrees that it, he or she shall not Transfer (A) any Founder Shares or any other Capital Stock of Acquiror owned by such Person as of the Closing Date (after giving effect to the consummation of the Transactions) or the Private Placement Warrants identified on Annex A as “Locked-Up Warrants”, or (B) any shares of Common Stock issued or issuable upon the exercise of such Private Placement Warrants identified on Annex A as “Locked-Up Warrants” (clauses (A) and (B), collectively, the “Locked-Up Acquiror Securities”) until the eighteen month anniversary of the Closing Date (such period, the “Founder Shares Lock-up Period”).

(b)           In the event that the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, and together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)           Notwithstanding the provisions set forth in paragraphs 3 and 6(a) and (b), but subject to the provisions set forth in paragraph 6(d), (i) upon the valid termination of the Merger Agreement, the following Transfers of the Founder Shares, the Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted: (A) to Acquiror’s officers or directors, any affiliates or family members of any of Acquiror’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (B) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, transfers pursuant to a qualified domestic relations order; (E) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) transfers in the event of Acquiror’s liquidation prior to the completion of an initial Business Combination; (G) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (H) in the event of Acquiror’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of Acquiror’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the initial business combination; (I) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (H) above; provided, however, that in the case of clauses (A) through (E) and (I), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Sponsor Agreement (including provisions relating to voting, the Trust Account and liquidating distributions) and (ii) during the period commencing on the date hereof and ending on the earlier of (x) the expiration of the Lock-up Periods and (y) the date of any valid termination of the Merger Agreement, the following, Transfers of the Founder Shares, the Private Placement Warrants identified on Annex A as “Locked-Up Warrants”, shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants identified on Annex A as “Locked-Up Warrants” or the Founder Shares, that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 6(c)), are permitted in accordance with Section 4.2 of the Investor Rights Agreement; provided, that to the extent such members have obligations pursuant to this Sponsor Agreement, such members shall confirm in writing to Acquiror and the Company that the securities so distributed to them will continue to be subject to such obligations; provided, further, that any other permitted transferees must enter into a written agreement with Acquiror or the Company agreeing to be bound by the transfer restrictions herein.

(d)           Vesting Provisions. The Sponsor agrees that, as of the Closing, all of (A) the Founder Shares or shares of Common Stock issued or issuable upon the exercise or conversion of the Founder Shares as identified on Annex A as “Vesting Shares” and (B) the Private Placement Warrants as identified on Annex A as being “Vesting Warrants,” in each case, as of the Closing shall be unvested and shall be subject to the vesting and forfeiture provisions set forth in this paragraph 6(d). The Sponsor agrees that it shall not (and will cause its Affiliates not to) Transfer any unvested Founder Shares or shares of Common Stock issued or issuable upon the exercise or conversion of the unvested Founder Shares or any unvested Private Placement Warrants prior to the later of (x) the expiration of the Founder Shares Lock-up Period and (y) the date such Founder Shares, shares of Common Stock or Private Placement Warrants become vested pursuant to this paragraph 6(d). For the avoidance of doubt, it is acknowledged and agreed that any Founder Shares, shares of Common Stock issued or issuable upon the exercise or conversion of the Founder Shares and Private Placement Warrants that are not identified on Annex A as being either “Vesting Shares” or “Vesting Warrants” shall not be subject to the provisions of this paragraph 6(d).

(i)            Vesting of Shares. The unvested Founder Shares or shares of Common Stock issued or issuable upon the exercise or conversion of the unvested Founder Shares Beneficially Owned by Sponsor and identified on Annex A as “Vesting Shares” shall vest at such time as a $12.50 Stock Price Level is achieved on or before the date that is five years after the Closing Date. Unvested Founder Shares (or shares of Common Stock) that do not vest in accordance with this paragraph 6(d)(i) on or before the date that is five years after the Closing Date will be forfeited immediately following the five-year anniversary of the Closing Date.

(ii)           Vesting of Private Placement Warrants. The unvested Private Placement Warrants Beneficially Owned by Sponsor and identified on Annex A as “Vesting Warrants” shall vest at such time as a $12.50 Stock Price Level is achieved on or before the date that is five years after the Closing Date. Unvested Private Placement Warrants that do not vest in accordance with this paragraph 6(d)(ii) on or before the date that is five years after the Closing Date will be forfeited immediately following the five-year anniversary of the Closing Date.

(iii)          Acceleration of Vesting upon an Acquiror Sale. In the event of an Acquiror Sale (as defined below) prior to the fifth anniversary of the Closing Date (or prior to the sixth anniversary of the Closing Date for purposes of paragraph 6(d)(iii)(4)), the vesting of unvested Founder Shares, shares of Common Stock issued or issuable upon the exercise or conversion of the unvested Founder Shares and the unvested Private Placement Warrants shall be accelerated or the unvested Founder Shares, shares of Common Stock or Private Placement Warrants will be forfeited, as follows:

(1)           With respect to the unvested Founder Shares (or shares of Common Stock) and Private Placement Warrants that were eligible to vest pursuant to paragraph 6(d)(i) or 6(d)(ii), as the case may be, if such Acquiror Sale occurs on or before the date that is five years after the Closing Date, then (i) such Founder Shares (or shares of Common Stock) and Private Placement Warrants will fully vest as of immediately prior to the closing of such Acquiror Sale only if the per share price of the Common Stock paid or implied in such Acquiror Sale equals or exceeds $12.50, (ii) no portion of such Founder Shares (or shares of Common Stock) and Private Placement Warrants will vest in connection with such Acquiror Sale if the per share price of the Common Stock paid or implied in such Acquiror Sale is less than $10.00, and (iii) if the per share price of the Common Stock paid or implied in such Acquiror Sale is equal to or greater than $10.00 and less than $12.50, the number of such Founder Shares (or shares of Common Stock) and Private Placement Warrants that will vest in connection with such Acquiror Sale will be determined based on linear interpolation between such share price levels (e.g., 50% of such Founder Shares (or shares of Common Stock) and Private Placement Warrants will vest if the per share price of the Common Stock paid or implied in such Acquiror Sale is $11.25), and no remaining portion of such Founder Shares (or shares of Common Stock) and Private Placement Warrants will vest in connection with such Acquiror Sale.

(2)           Unvested Founder Shares (or shares of Common Stock) and Private Placement Warrants that do not vest in accordance with this paragraph 6(d)(iii) upon the occurrence of an Acquiror Sale will be forfeited immediately prior to the closing of such Acquiror Sale and in accordance with paragraph 6(d)(iv).

(3)           For purposes of this paragraph 6(d)(iii), “Acquiror Sale” means (A) a purchase, sale, exchange, business combination or other transaction (including a merger or consolidation of Acquiror with or into any other corporation or other entity) in which the equity securities of Acquiror, its successor or the surviving entity of such business combination or other transaction are not registered under the Securities Exchange Act or 1934, as amended (the “Exchange Act”) or listed or quoted for trading on a national securities exchange or (B) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Acquiror’s assets to a third party that is not an Affiliate of the Sponsor (or a group of third parties that are not Affiliates of the Sponsor). For avoidance of doubt, following a transaction or business combination that is not an “Acquiror Sale” hereunder, including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of paragraph 21 shall apply, including, without limitation, to performance vesting criteria.

(4)           Holders of Founder Shares or shares of Common Stock subject to the vesting provisions of this paragraph 6(d) shall be entitled to vote such Founder Shares or shares of Common Stock and receive dividends and other distributions with respect to such Founder Shares or shares of Common Stock prior to vesting; provided, that dividends and other distributions with respect to Founder Shares or shares of Common Stock that are subject to vesting pursuant to paragraph 6(d)(i) shall be set aside by Acquiror and shall only be paid to such holders upon the vesting of such Founder Shares or shares of Common Stock issuable upon the conversion of the Founder Shares (if at all); for the avoidance of doubt, such dividends and other distributions shall be paid only on the portion of the unvested Founder Shares or shares of Common Stock that vest.

(iv)          Forfeiture.

(1)           Unvested Founder Shares or shares of Common Stock that are forfeited pursuant to paragraph 6(d)(i) or 6(d)(iii) shall be transferred by Sponsor to Acquiror, without any consideration for such Transfer, and cancelled.

(2)           Unvested Private Placement Warrants that are forfeited pursuant to paragraph 6(d)(ii) or 6(d)(iii) shall be transferred by Sponsor to Acquiror, without any consideration for such Transfer, and cancelled.

(v)           Stock Price Level. For purposes of this paragraph 6(d), the applicable “Stock Price Level” will be considered achieved only when the last reported sale price per share of Common Stock on the New York Stock Exchange, or such other securities exchange where the Common Stock is listed or quoted, equals or exceeds the applicable threshold for any 40 trading days during a 60 consecutive trading day period, which 60 consecutive trading day period will not commence until the first anniversary of the Closing Date. The Stock Price Levels (and the share price levels in an Acquiror Sale in paragraph 6(d)(iii)) will be equitably adjusted on account of any stock split, reverse stock split or similar equity restructuring transaction.

(vi)          Waiver of Conversion Ratio Adjustment.

(1)           (A) Section 4.3(b)(i) of the Charter provides that each share of Class B Common Stock shall automatically convert into one share of Common Stock (the “Initial Conversion Ratio”) at the time of the Business Combination, and (B) Section 4.3(b)(ii) of the Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Common Stock are issued in excess of the amounts offered in Acquiror’s initial public offering of securities such that the Sponsor and the Insiders shall continue to own 25% of the issued and outstanding shares of Capital Stock after giving effect to such issuance.

(2)           As of and conditioned upon the Closing, the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Charter to receive shares of Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion the existing Class B Common Stock held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment, and, as a result, the shares of Class B Common Stock shall convert into shares of Common Stock (or such equivalent security) at Closing on a one-for-one basis.

7.            The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Acquiror (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8.             Except as disclosed in the Prospectus or on Schedule 6.07 (Brokers’ Fees) of the Merger Agreement, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by Acquiror or the Company or any of its Subsidiaries from and after the Closing: repayment of a loan and advances of up to $600,000 made to Acquiror by the Sponsor to cover expenses related to the organization of Acquiror and the Public Offering; payment to the Klein Group, LLC pursuant to that certain Engagement Letter, dated as of July 12, 2020; payment to M. Klein Associates, Inc. for office space and related support services for a total of $50,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by Acquiror from time to time, made by the Sponsor or certain of Acquiror’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if Acquiror does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Acquiror to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period and included in the up to 24,500,000 Acquiror Warrants to be issued to the Sponsor as provided in Section 6.11 of the Merger Agreement. Klein Group, LLC, M. Klein and Company and M. Klein Associates Inc. join this Agreement solely for purposes of acknowledging and agreeing that any right to perform advisory services for, to receive any fees from, provide support services for or lease space to Acquiror or any of its Subsidiaries (including, from and after the Closing, the Company or any of its Subsidiaries) and shall not be entitled to payment from Acquiror or any of its Subsidiaries with respect thereto, other than to the extent specifically agreed to be paid as part of, and subject to the limits of, Acquiror Transaction Expenses in accordance with the Merger Agreement. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, the Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Agreement or (y) the Company’s or Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement.

9.            The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of Acquiror.

10.           As used herein, the following terms shall have the respective meanings set forth below:

(a)           “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Acquiror and one or more businesses;

(b)           “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares;

(c)           “Class B Common Stock” shall mean Acquiror’s Class B common stock, par value $0.0001 per share;

(d)          “Common Stock” shall mean Acquiror’s Class A common stock, par value $0.0001 per share;

(e)           “Commission” means the U.S. Securities and Exchange Commission;

(f)           “Founder Shares” shall mean the 27,500,000 shares of Class B Common Stock Beneficially Owned by the Sponsor;

(g)           “Private Placement Warrants” shall mean the warrants to purchase up to 23,000,000 shares (as may be increased to warrants to purchase up to 24,500,000 in accordance with paragraph 8 hereof) of Common Stock Beneficially Owned by the Sponsor;

(h)            “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the Commission in connection with the Public Offering;

(i)            “Public Offering” shall mean the underwritten initial public offering of 110,000,000 of Acquiror’s units (the “Units”), each comprised of one share of Common Stock and one-fourth of one Warrant;

(j)            “Public Stockholders” shall mean the holders of securities issued in the Public Offering;

(k)            “Transfer” shall mean the, direct or indirect, voluntary or involuntary, (a) transfer, sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase, distribution or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) above; and

(l)            “Trust Account” shall mean the trust fund into which the net proceeds of the Public Offering and a portion of the proceeds from the sale of the Private Placement Warrants were deposited.

11.          This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, the Prior Letter Agreement. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and the Company, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

12.          Except as otherwise provided herein, no party hereto may assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties and the Company (except that, following any valid termination of the Merger Agreement, no consent from the Company shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on Acquiror, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

13.          Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of Acquiror, the Sponsor and the Insiders (and, prior to any valid termination of the Merger Agreement, the Company) and their successors, heirs, personal representatives and assigns and permitted transferees.  Notwithstanding anything herein to the contrary, each of the Acquiror, the Sponsor and each Insider acknowledges and agrees that the Company is an express third party beneficiary of this Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Sponsor Agreement as though directly party hereto.

14.          This Sponsor Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.          This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16.          This Sponsor Agreement, and all claims or causes of action (each, an “Action”) based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission to the receiving party’s address or email address set forth above or on the receiving party’s signature page hereto; provided that any such notice, consent or request to be given to Acquiror or the Company at any time prior to the valid termination of the Merger Agreement shall be given in accordance with the terms of Section 12.02 (Notices) of the Merger Agreement.

18.          This Sponsor Agreement shall terminate on the earlier of (i) the latest of (x) the expiration of the Lock-up Periods and (y) the vesting in full and delivery of all Vesting Shares and Vesting Warrants, or (ii) the liquidation of Acquiror; provided, however, that paragraph 4 of this Sponsor Agreement shall survive such liquidation for a period of six years; provided, further, that no such termination shall relieve the Sponsor, any Insider or the Acquiror from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

19.          Each party hereto that is also a party to that certain Registration Rights Agreement, dated as of February 13, 2020, by and among Acquiror, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”) effective as of the Closing. On or about the date hereof, the Sponsor and each Insider contemplated to become a party to the Investor Rights Agreement (the “Investor Rights Agreement”) shall deliver to Acquiror such agreement, duly executed by such Person, in the form attached to the Merger Agreement.

20.          Each of the Sponsor and the Insiders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Acquiror and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (vi) except for fees described on Schedule 6.07 (Brokers’ Fees) of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, Acquiror, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Acquiror, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) except as otherwise described in this Sponsor Agreement, such Person has the direct or indirect interest in all of its, his or her Common Stock or Warrants and Founder Shares and Private Placement Warrants, which are held through the Sponsor, the Sponsor has good title to all such Founder Shares and Private Placement Warrants and any Common Stock or Warrants held by the Sponsor, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such securities, other than pursuant to (A) this Sponsor Agreement, (B) the Charter, (C) the Merger Agreement, (D) the Existing Registration Rights Agreement, or (E) any applicable securities laws; (x) the Founder Shares and Private Placement Warrants listed on Annex A are the only equity securities in Acquiror (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Acquiror) owned of record or Beneficially Owned by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such Founder Shares and Private Placement Warrants and none of such Founder Shares or Private Placement Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants, except as provided in this Sponsor Agreement; the Sponsor and each Insider hereby agrees to supplement Annex A from time to time to the extent that the Sponsor or any Insider acquires additional securities in Acquiror; and (xi) such Person is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

21.           If, and as often as, there are any changes in Acquiror, the Common Stock, the Founder Shares or the Private Placement Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Acquiror, Acquiror’s successor or the surviving entity of such transaction, the Common Stock, the Founder Shares or the Private Placement Warrants, each as so changed. For the avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 6(d).

22.          Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature Page Follows]

Sincerely,

SPONSOR:

CHURCHILL SPONSOR III LLC

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Authorized Person

[Signature Page to Sponsor Agreement]

INSIDERS:

By:	/s/ Michael Klein
	Name:	Michael Klein
Address:

Email:

By:	/s/ Jay Taragin
	Name:	Jay Taragin
Address:

Email:

By:	/s/ Jeremy Paul Abson
	Name:	Jeremy Paul Abson
Address:

Email:

By:	/s/ Glenn R. August
	Name:	Glenn R. August
Address:

Email:

By:	/s/ Mark Klein
	Name:	Mark Klein
Address:

Email:

By:	/s/ Malcolm S. McDermid
	Name:	Malcolm S. McDermid
Address:

Email:

By:	/s/ Karen G. Mills
	Name:	Karen G. Mills
Address:

Email:

[Signature Page to Sponsor Agreement]

Acknowledged and Agreed:

CHURCHILL CAPITAL CORP III

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer

[Signature Page to Sponsor Agreement]

Acknowledged and Agreed:

M. KLEIN AND COMPANY

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Authorized Person

M. KLEIN ASSOCIATES, INC.

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Authorized Person

THE KLEIN GROUP, LLC

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Authorized Person

[Signature Page to Sponsor Agreement]

Annex A

	Founder Shares*	Private Placement Warrants

Churchill Sponsor III LLC	27,500,000 (of which 12,404,080 are Vesting Shares)	23,000,000, which may be increased to up to 24,500,000 in accordance with paragraph 8 above and Section 6.11 of the Merger Agreement (in each case, of which 4,800,000 are Vesting Warrants and Locked- Up Warrants)

Michael Klein	0**	0**

Jay Taragin	0	0

* Includes shares of Common Stock issued or issuable upon the exercise or conversion of the Founder Shares.

** Michael Klein may be deemed to Beneficially Own the Founders Shares and Private Placement Warrants owned by Churchill Sponsor III LLC.